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                                  EXHIBIT 10.22
                                  -------------


                              STOCKHOLDER AGREEMENT
                              ---------------------

                  This Stockholder Agreement is entered into this 6/TH/ day of November, 1997 by and among John J. Hassett, a stockholder of VIALOG Corporation, and VIALOG Corporation, a Massachusetts corporation (the "Company").

                  WHEREAS, John J. Hassett is a principal stockholder of VIALOG Corporation;

                  WHEREAS, VIALOG Corporation is proposing to sell $75,000,000 of Senior Notes and Warrants to purchase common stock of VIALOG Corporation to Jefferies & Company, Inc., as initial purchaser (the "Offering"); and

                  WHEREAS, as a condition to the Offering, this Agreement is being executed;

                  NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

                  Section 1.01 Except for those terms defined in this Agreement, each capitalized term used in this Agreement will have the meaning given to such term in the VIALOG Corporation offering circular dated November 6, 1997, for $75,000,000 12.75% Senior Notes due 2001 with Warrants to Purchase 750,000 Shares of Common Stock.

                                   ARTICLE II
                               TERMS OF AGREEMENT
                               ------------------

                  Section 2.01 While any Notes remain outstanding or any obligation of the Company or the Subsidiary Guarantors with respect thereto remains unpaid finally and in full, (i) with respect to all matters submitted to a vote of the stockholders of the Company regarding the appointment, election or removal of directors or officers of the Company, John J. Hassett will vote any shares of voting stock of the Company over which he has direct or indirect voting power in the same proportion as the votes cast in favor of and against the particular matter voted upon, by all of the other stockholders of the Company, and (ii) John J. Hassett will not serve as a director or officer of the Company or any Subsidiary.

                                   ARTICLE III
                               GENERAL PROVISIONS
                               ------------------

                  Section 3.01 Representations and Warranties. John J. Hassett
                               ------------------------------
represents and warrants that (i) this Agreement constitutes his legal, valid and binding obligation enforceable against him in accordance with its terms, and
(ii) he has been represented by legal counsel of his choosing in the negotiation and execution of this Agreement. The representations,
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warranties and covenants of John J. Hassett set forth in this Agreement shall survive the date of signing of this Agreement.

                  Section 3.02 Further Assurances. Each party agrees from time
                               ------------------
to time, at the request of any other party to execute such documents or ratify such agreements as may be reasonably necessary to effect the agreements contained herein.

                  Section 3.03 Modification. This Agreement shall not be
                               ------------
modified or amended except by an agreement in writing executed by all parties hereto.

                  Section 3.04 Applicable Law. This Agreement shall be governed
                               --------------
under the law of the State of Massachusetts without regard to the principles of conflicts of law thereof.

                  Section 3.05 Entire Agreement. This Agreement contains the
                               ----------------
entire and final agreement between the parties with respect to the subject matter hereof, and no oral statements, assumptions or representations or prior written matter not contained or referred to in this instrument shall have any force or effect.

                  Section 3.06 Counterparts. This Agreement may be executed in
                               ------------
one or more counterparts, each of which shall be deemed an original and all of which together shall be one and the same instrument.

                  Section 3.07 Severability. If any provision of this Agreement
                               ------------
or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  Section 3.08 Waiver. No consent or waiver, express or implied,
                               ------
by any party to or of any breach or default by another party in performance by the breaching party of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any breach or default by the breaching party in the performance by such breaching party of any other obligations of such breaching party under this Agreement. Failure on the part of any party to object to or complain of any act or failure to act of any of the other parties or to declare any of the other parties in default shall not constitute a waiver of any right or remedy or the ability to object or complain or to declare any default at any time in the future.

                  Section 3.09 Specific Performance. The parties agree that any
                               --------------------
breach of this Agreement by any party would result in irreparable harm for which the other parties would not have an adequate remedy at law and that the parties shall each be entitled to injunctive and other equitable relief to enforce specifically the terms and provisions hereof, in addition to any other rights or remedies available to such parties.




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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.






                                         /s/ John Hassett
                                         -------------------------------------
                                         John J. Hassett



                                         VIALOG CORPORATION



                                         By:  /s/ Glenn D. Bolduc
                                            ----------------------------------
                                              Name:  Glenn D. Bolduc
                                              Title: President




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